UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2020

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.25 par value	CUO	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.

On February 18, 2020, Bee Street Holdings LLC (“Bee Street”), an affiliate of the Company, filed a joint Schedule TO/13E-3 (the “Schedule TO”) with the U.S. Securities and Exchange Commission (the “Commission”) in connection with a tender offer for cash to purchase all of the issued and outstanding common stock of Continental Materials Corporation (the “Company”). One exhibit to the Schedule TO is a valuation report regarding the Company’s equity value which was prepared for Bee Street based, among other things, on the Company’s unaudited internal financial statements for the fiscal year ending December 28, 2019 and certain financial projections made by the Company’s management as of January 7, 2020.

Set forth below for each of the Company’s operating subsidiaries is revenue, gross profit, earnings after allocation of corporate-level expenses and before interest, taxes, depreciation and amortization (EBITDA) for, and net working capital at the end of, the Company’s most recently completed fiscal year 2019 on an unaudited basis (columns marked ‘2019 (E)’), which figures are subject to future adjustments when the Company reports its financial condition, results of operations and cash flows in its annual report on Form 10-K for the fiscal year ended December 28, 2019, and for the Company’s fiscal years 2020, 2021 and 2022 on a projected basis (columns marked ‘2020 (P)’, ‘2021 (P)’ and ‘2022 (P)’, respectively), which are based solely on the projections made by the Company’s management as of January 7, 2020.

Williams Furnace:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$45,874	$48,021	$50,981	$53,941
- Gross Profit	$9,782	$11,770	$12,496	$13,364
- EBITDA(1)	$(1,549)	$1,151	$1,618	$1,809
- Net Working Capital	$9,375	$11,724	$13,014	$14,278
- Capital Expenditures	$153	$591	$611	$701

(1) Excludes Value Creation Plan expense

Phoenix Manufacturing:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$24,100	$26,795	$28,403	$29,823
- Gross Profit	$4,149	$3,834	$4,537	$5,622
- EBITDA(1)	$(177)	$(84)	$432	$1,290
- Net Working Capital	$4,952	$6,053	$6,292	$6,389
- Capital Expenditures	$127	$512	$562	$611

(1) Excludes Value Creation Plan expense

InOvate:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$9,072	$16,697	$17,546	$18,430
- Gross Profit	$3,119	$6,402	$6,642	$6,963
- EBITDA(1)	$954	$2,505	$2,540	$2,642
- Net Working Capital	$929	$1,229	$1,261	$1,271
- Capital Expenditures	$403	$155	$599	$296

(1) Excludes Value Creation Plan expense

Global Flow Products:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$3,771	$7,400	$7,770	$8,159
- Gross Profit	$1,283	$3,261	$3,431	$3,618
- EBITDA(1)	$87	$1,016	$1,048	$1,166
- Net Working Capital	$1,096	$1,143	$1,197	$1,255
- Capital Expenditures(2)	$700	$88	$3,134	$154

(1) Excludes Value Creation Plan expense

(2) Global Flow Products will require capacity expansion in 2021, which is expected to require capital expenditures of approximately $3.0 million

McKinney Door & Hardware:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$18,897	$19,026	$19,977	$20,976
- Gross Profit	$5,154	$5,179	$5,470	$5,747
- EBITDA(1)	$1,125	$987	$1,051	$1,089
- Net Working Capital (2)	$3,510	$2,641	$2,766	$2,904
- Capital Expenditures	$154	$36	$98	$109

(1) Excludes Value Creation Plan expense

(2) Balances based on pro forma allocation to Fastrac

Fastrac:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$3,355	$5,495	$5,770	$6,058
- Gross Profit	$625	$1,205	$1,295	$1,381
- EBITDA	$368	$387	$444	$515
- Net Working Capital (1)	$1,096	$839	$880	$928
- Capital Expenditures	$11	$10	$28	$32

(1) Balances based on pro forma allocation from McKinney

Serenity:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$2,116	$4,502	$5,178	$5,954
- Gross Profit	$1,098	$2,496	$2,885	$3,315
- EBITDA	$385	$147	$314	$779
- Net Working Capital(1)	$1,028	$844	$966	$1,012
- Capital Expenditures	$15	$32	$43	$53

(1) Balances based on pro forma allocation from McKinney

Castle Rebar:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$4,641	$5,232	$5,494	$5,768
- Gross Profit	$279	$395	$411	$422
- EBITDA	$(17)	$(23)	$(20)	$(14)
- Net Working Capital	$1,192	$988	$1,038	$1,094
- Capital Expenditures	$290	$72	$77	$147

Corporate Not Allocated to Subsidiaries:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$(519)	$-	$-	$-
- Gross Profit	$(176)	$-	$-	$-
- EBITDA	$-	$(113)	$(214)	$(323)
- Net Working Capital (1)	$3,272	$3,304	$(1,591)	$(1,602)
- Capital Expenditures	$(1,370)	$-	$-	$-

(1) Excludes Value Creation Plan expense

Consolidated:	2019(E)	2020(P)	2021(P)	2022(P)
- Revenue	$111,308	$133,168	$141,118	$149,110
- Gross Profit	$25,312	$34,542	$37,169	$40,432
- EBITDA	$1,177	$5,973	$7,213	$8,955
- Net Working Capital	$26,450	$28,764	$25,825	$27,530
- Capital Expenditures	$482	$1,497	$5,152	$2,103

One Time Adjustments Not Included Above:	2019(E)	2020(P)	2021(P)	2022(P)
Aggregates EBITDA	$(32,902)	$8,201	$(1,328)	$(1,239)
Discontinued EBITDA	$26,199	$-	$-	$-
Corporate EBITDA(1)	$(8,917)	$-	$-	$-

(1)Includes $6.4 million related to Transit sale, $0.2 million related to legal settlements, and $2.3 million M&A expenses

Additional financial information used by Bee Street to determine the range of common equity value of CMC includes the following:

•	Deducting CMC’s negative cash balance of $1.981 million as of December 28, 2019;
•	Adding the present value of net cash proceeds expected by CMC management from the expected divestiture by CMC of excess real property relating to its Aggregates business which is expected to wind down and concrete business divested in 2019 (Pikeview quarry, Pikeview buffer property and Black Canyon quarry in Colorado Springs, Colorado, and real estate divestitures of TMOP Legacy Co. (f/k/a Transit Mix of Pueblo) properties in Pueblo, Colorado) of $10.777 million to $10.821 million;
•	Adding the present value of CMC’s net operating loss carryforward of $1.012 million to $1.028 million;
•	Deducting CMC’s bank loan payable as of December 28, 2019 of approximately $800,000;
•	Deducting the present value of an expected earnout payments payable by CMC for recent business acquisitions (Global Flow Products, InOvate, Serenity Sliding Doors and Fastrac Doors) of $1.322 million;
•	Deducting the estimated reclamation liability of $27.191 million, which includes an additional $2.0 million of reclamation liabilities of TMOP Legacy Co. (f/k/a Transit Mix of Pueblo) which are not included on CMC’s balance sheet as of September 28, 2019;
•	Deducting the present value of additional Aggregates expense of $2.401 million to $2.429 million; and
•	Deducting the value (net of tax benefits) of employee phantom equity grants at CMC and its subsidiaries of $141 thousand to $205 thousand.

The foregoing financial information is highly summarized and presented without audit and accompanying audit adjustments (if any), in the case of unaudited financial information for the Company’s fiscal year 2019, or on the basis of management’s assumptions which may or may not be accurate, in the case of projected information for the Company’s fiscal years 2020, 2021 and 2022. Audit adjustments could affect such financial information furnished for the Company’s fiscal year 2019, and such adjustments could be material. The assumptions informing such projected financial information furnished for the Company’s fiscal years 2020, 2021 and 2022 were believed by the Company’s management to be reasonable as of January 7, 2020, the time when such assumptions were made, but such assumptions have not since been verified or updated. Such assumptions may prove inaccurate or incomplete, and the resulting projections could differ substantially from the Company’s actual financial results, financial condition and cash flows. No assurance is or can be given that such projected financial information is or will be reliable or accurate.

The information in this Item 7.01 should be considered in the context of the Company’s filings with the Commission and other public announcements that the Company may make by press release or otherwise from time to time. As to the foregoing unaudited financial information for the Company’s fiscal year 2019, this Item 7.01 speaks as of the date of this current report on Form 8-K. As to the foregoing projected information for the Company’s fiscal years 2020, 2021 and 2022, such information is based on the assumptions and projections of the Company’s management as of January 7, 2020. Events subsequent to the date of this current report on Form 8-K or subsequent to the time of such assumptions and projections of the Company’s management may materially and adversely affect such financial information. The Company specifically disclaims any obligation to update such financial information at any time or for any reason, including if events or circumstances occurring or existing after the date of this current report on Form 8-K would materially affect such financial information.

By furnishing this current report on Form 8-K, the Company makes no admission as to the materiality of any information in this current report, including, without limitation, the foregoing unaudited financial information for the Company’s fiscal year 2019 and the foregoing projected information for the Company’s fiscal years 2020, 2021 and 2022.

The foregoing projected information for the Company’s fiscal years 2020, 2021 and 2022 constitute ‘forward-looking information’, including ‘future oriented financial information’ and ‘financial outlook’, under applicable securities laws (collectively referred to herein as “forward-looking statements”). For these forward-looking statements, the Company claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statement may prove inaccurate or unreliable due, among other factors both known and unknown, to (i) unanticipated variance in the projected financial performance of the Company, (ii) the initiation, pendency, extension, amendment, completion or termination without completion of the tender offer described in the Schedule TO and the transactions relating thereto, (iii) unexpected developments or changes in the Company’s business and projects, (iv) execution of and changes in the Company’s business and strategic plans, including with respect to future potential M&A and organic growth opportunities, (v) sources and availability of third-party financing for the Company’s projects, (vi) renewal of the Company’s current customer, supplier and other material agreements, (vii) future liquidity, working capital and capital requirements, (viii) the inability to hire or retain key personnel, (ix) natural disasters such as storms and floods as well as fires, public health events and similar force majeure events, (x) changes in tax laws and other regulations to which the Company and its products are subject, and (xi) those additional factors set forth in the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K which have been filed with or furnished to the Commission.

Such forward-looking statements are not guarantees of future performance and investors should not rely on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance, or financial results expressed or implied by such forward-looking statements.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Any information or materials included in or filed with the Schedule TO are not part of or incorporated into this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: February 18, 2020	By:	/s/ Paul Ainsworth
Paul Ainsworth Chief Financial Officer